Exhibit (11)(a)




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 24, 1997 included in Pegasus Funds' and Pegasus Money Market Funds' Annual Report to Shareholders for the year ended December 31, 1996 (and to all references to our Firm) included in or made a part of this registration statement on Form N-1A (Post-Effective Amendment No. 43 to Pegasus Funds' registration statement under the Securities Act of 1933).





                                                   /s/Arthur Andersen LLP
                                                   ---------------------------
                                                   ARTHUR ANDERSEN LLP



Detroit, Michigan
June 25, 1997